FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Report of Foreign Issuer

Pursuant to Rule 13a-16 or 15d-16
of the Securities Act of 1934

For the month of April 2003
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Lucky 1 Enterprises Inc.
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(Translation of registrant's name into English)


1460-701 West Georgia Street
P.O. Box 10147, Pacific Centre
Vancouver, BC, Canada V7Y 1C6
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(Address of principal executive office)


Indicate by check mark whether the registrant files or will file annual reports under cover
Form 20-F or Form 40-F.

Form 20-F  	X		Form 40-F
		---				---

Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

Yes				No		X
		---				---



AMMENDED
NOTICE OF CHANGE OF AUDITORS
NATIONAL POLICY STATEMENT N0.31)

TO:	All holders of voting securities of Lucky 1
	Enterprises Inc. (the "Company").

Please be advised that the Company has received notice from Grant Thornton LLP, Chartered
Accountants of Vancouver, British Columbia of their resignation as auditors. The effective date of declination is February 4, 2003.

There have been no "reportable events" in connection with the Company's financial statements or in connection with Change of Auditors.

Furthermore there were no reservations in the Auditor's Reports for the fiscal years ended December
31, 2000 and December 31, 2001 and there were no audits conducted after December 31, 2001.

Smythe Ratcliffe, Chartered Accountants, have agreed to the appointment as auditors of the Company effective as of February 4, 2003. The proposal to change the auditors was approved by the Company's Board of Directors.

Dated this 10th day of April, 2003.


LUCKY 1 ENTERPRISES INC.

"Bedo Kalpakian"

Per: Bedo Kalpakian
President